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                                                             EXHIBIT 23.1

                    [Letterhead of Deloitte & Touche LLP]

                             Deloitte & Touche LLP
                             Two Prudential Plaza
                             180 North Stetson Avenue
                             Chicago, Illinois 60601





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-86790 of John Deere Capital Corporation on Form S-3 of our report dated November 20, 2001, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Chicago, Illinois

July 23, 2002